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Exhibit No. 23(b)

Consent of PricewaterhouseCoopers

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement (on Form S-8) of our report dated February 8, 2005, relating to the financial statements of Genmab A/S, which appears in Medarex, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004.

PricewaterhouseCoopers
Statsautoriseret Revisionsinteressentskab
Copenhagen Denmark
May 29, 2005

/s/ Jens Roder
State Authorized Public Accountant

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Consent of PricewaterhouseCoopers
Consent of Independent Registered Public Accounting Firm